SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

          ------------------------------------------------------------

                                    FORM 8-K

          ------------------------------------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 20, 1996


                               CYGNE DESIGNS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   0-22102               04-2843286
----------------------------       -----------         -------------------
(State or other jurisdiction       (Commission            (IRS Employer
of incorporation)                  File Number)        Identification No.)

    1372 Broadway, New York, New York                        10018
------------------------------------------                 ----------
  Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (212) 354-6474

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On September 20, 1996, Cygne Designs, Inc. (the "Company" or "Cygne") consummated the sale to AnnTaylor, Inc. ("AnnTaylor") of Cygne's merchandising and sourcing capabilities used for product sales to AnnTaylor, consisting of (a) the Company's 60% interest in each of CAT US Inc., a Delaware corporation
("CAT US"), and C.A.T. (Far East) Limited, a Hong Kong corporation ("CAT Far East", and together with CAT US, "CAT"), the Company's joint venture arrangement with AnnTaylor, which owned the remaining 40% interest in CAT, and (b) the assets of Cygne's AnnTaylor Woven Division (the "Division" and together with CAT, the "AnnTaylor Operations"), pursuant to a Stock and Asset Purchase Agreement by and between Cygne, Cygne Group (F.E.) Limited, a Hong Kong corporation and wholly owned subsidiary of Cygne, AnnTaylor and AnnTaylor Stores Corporation, a Delaware corporation and parent corporation to AnnTaylor, dated as of June 7, 1996, as amended. In the transaction, Cygne received 2,348,145 shares of common stock, par value $.0068 per share, of AnnTaylor Stores Corporation (determined by dividing $36 million by $15.33125 (the average of the high and low sale prices of the AnnTaylor Stores Corporation Common Stock on each of the 10 consecutive trading days ending on the trading day immediately prior to the closing of the transaction)), and $3.2 million in cash (based on the net book value of the inventory of the Division (less related payables and advances and certain other assumed liabilities)) and fixed assets of the Division, subject to post-closing adjustments. AnnTaylor also assumed certain liabilities of the AnnTaylor Operations and paid to Cygne $6.5 million in settlement of accounts receivable for merchandise delivered by Cygne prior to the closing. The Company used the $9.7 million of cash received in the transaction to repay a portion of its outstanding senior bank indebtedness. The Company has granted a security interest in the shares of AnnTaylor Stores Corporation Common Stock received by it to its senior and subordinated lenders and pledged such shares to its senior lender. The Company intends to sell the shares of AnnTaylor Stores Corporation Common Stock from time to time to repay its outstanding debt obligations and to finance its working capital needs. As a result of the sale, the Company will realize a pre-tax gain of approximately $31 million.

     In connection with the transaction, the Company entered into two 3-year consulting agreements with AnnTaylor for the services of Mr. Bernard Manuel, the Company's Chairman of the Board and Chief Executive Officer, and Mr. Irving Benson, the Company's President and a director, to facilitate the integration of CAT and the Division into AnnTaylor's operations. These agreements, which provide for an annual fee of $225,000 for the services of each of Messrs. Benson and Manuel, will automatically be assigned to the consultant if his employment with the Company is terminated for any reason.

     The sale of the AnnTaylor Operations is part of the Company's previously disclosed intention to restructure its operations and reduce liquidity pressures.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b)  Pro forma financial information.

          1. The unaudited pro forma condensed balance sheet of Cygne Designs, Inc. as of August 3, 1996, giving effect to the sale of the AnnTaylor Operations as if such transaction occurred on August 3, 1996.

          2. The unaudited pro forma condensed consolidated statement of operations of Cygne Designs, Inc. for the fiscal year ended February 3, 1996, giving effect to the sale of the AnnTaylor Operations and its GJM intimate apparel and sleepwear business (the "GJM Business"), which was sold on February 9, 1996, as if such sales were consummated on the first day of the fiscal year.

          3. The unaudited pro forma condensed consolidated statement of operations of Cygne Designs, Inc. for the six months ended August 3, 1996, giving effect to the sale of the AnnTaylor Operations as if such sale was consummated on the first day of the fiscal period.

     (c)  Exhibits.

          1. Stock and Asset Purchase Agreement by and between Cygne Designs, Inc., Cygne Group (F.E.) Limited, AnnTaylor Stores Corporation and AnnTaylor, Inc., dated as of June 7, 1996, as amended. (previously filed with the Commission as Exhibit 10.1 to, and incorporated herein by reference from, the Company's quarterly report on Form 10-Q for the fiscal quarter ended August 3, 1996).

                         PRO FORMA FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon the consolidated historical statements of the Company adjusted to give effect to (i) the February 9, 1996 sale of substantially all of the assets of the Company's GJM intimate apparel and sleepwear business to Warnaco, Inc. for approximately $12.5 million in cash and the assumption of certain liabilities of the GJM Business (the "GJM Disposition") and (ii) the September 20, 1996 sale of the AnnTaylor Operations (the "AnnTaylor Disposition"). The aggregate purchase price paid to the Company in the AnnTaylor Disposition consisted of unregistered shares of AnnTaylor Stores Corporation ("ATSC") Common Stock having a market value of approximately $38.2 million (based on the closing price of the ATSC common stock on the closing date of the AnnTaylor Disposition) and a cash payment in an amount equal to the tangible net book value of the Divisions's fixed assets and inventory, less the amount of certain liabilities assumed by AnnTaylor.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of August 3, 1996 gives effect to the AnnTaylor Disposition assuming it had occurred on August 3, 1996 and the purchase price had been received at that time. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended February 3, 1996 gives effect to both the GJM Disposition and AnnTaylor Disposition as if such transactions had occurred at the beginning of the period. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended August 3, 1996 gives effect to the AnnTaylor Disposition as if such transaction had occurred at the beginning of the period.

     The Company did not declare any cash dividends during the periods for which financial data is presented. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial information set forth below is not necessarily indicative of the Company's financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of results of operations that may be obtained by the Company in the future.

                               CYGNE DESIGNS, INC.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 AUGUST 3, 1996
                                 (IN THOUSANDS)

                                                                                       AnnTaylor        Pro Forma
                                                                       As Reported    Operations       Adjustments        Pro Forma
                                                                       -----------    ----------       -----------        ---------
ASSETS

Current Assets:
  Cash .........................................................        $  2,815        $    121        $      0            $  2,694
  Trade accounts receivable, net ...............................          32,602          18,057               0              14,545
  Inventory ....................................................          21,937          14,384               0               7,553
  Other receivables and prepaid expenses .......................           4,773             744               0               4,029
  Investment in ATSC ...........................................               0               0          38,157 (a)          38,157
  Deferred income taxes ........................................           4,081             198          (3,586)(b)             297
                                                                        --------        --------        --------            --------
       Total current assets ....................................          66,208          33,504          34,571              67,275

Fixed assets, net ..............................................          13,151           3,685               0               9,466
Other assets ...................................................             848             188               0                 660
Deferred income taxes ..........................................           2,000               0          (2,000)(b)               0
Goodwill, net ..................................................           2,608               0               0               2,608
                                                                        --------        --------        --------            --------
       Total Assets ............................................        $ 84,815        $ 37,377        $ 32,571            $ 80,009
                                                                        ========        ========        ========            ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities:
  Accounts payable .............................................        $ 21,874        $ 14,288        $      0            $  7,586
  Short-term borrowings ........................................          19,586             356          (9,598)(c)           9,632
  Trade credit facilities ......................................           9,364               0               0               9,364
  Accrued expenses .............................................           9,322           1,043               0               8,279
  Income taxes payable .........................................           6,259           1,375               0               4,884
  Current portion of long-term debt ............................           1,930             266               0               1,664
                                                                        --------        --------        --------            --------
       Total current liabilities ...............................          68,335          17,328          (9,598)             41,409

Long-term debt .................................................           1,192             422               0                 770
Deferred rent credits ..........................................           1,513               0               0               1,513
                                                                        --------        --------        --------            --------
       Total Liabilities .......................................          71,040          17,750          (9,598)             43,692

Minority interests in subsidiaries .............................           4,749           4,749               0                   0
Stockholders' Equity ...........................................           9,026          14,878          42,169              36,317
                                                                        --------        --------        --------            --------
       Total Liabilities and Stockholders' Equity ..............        $ 84,815        $ 37,377        $ 32,571            $ 80,009
                                                                        ========        ========        ========            ========


See accompanying notes.

                               CYGNE DESIGNS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEAR ENDED FEBRUARY 3, 1996 (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                         GJM          AnnTaylor      Pro Forma
                                                    As Reported        Business       Operations     Adjustments         Pro Forma
                                                    -----------        --------       ----------     -----------         ----------
Net Sales.......................................     $ 540,063         $ 105,123        $231,385       $     0           $ 203,555
Cost of goods sold..............................       510,761            91,222         204,236             0             215,303
                                                     ---------          --------        --------       -------            ---------
Gross profit (loss).............................        29,302            13,901          27,149             0             (11,748)
Selling, general and administrative expenses....        72,182            12,037          17,387           274(a)           43,032
Gain on sale of subsidiary......................        (4,742)                0               0         4,742(b)                0
Loss on sale of GJM Business....................        31,239            31,239               0             0                   0
Write-off of goodwill...........................        48,949                 0               0             0              48,949
Amortization of intangibles.....................         3,425             1,357               0             0               2,068
                                                     ---------          --------        --------       -------           ---------
(Loss) income from operations...................      (121,751)          (30,732)          9,762         5,016            (105,797)
Interest expense................................         8,813             2,710           1,088        (2,926)(c)           2,089
                                                     ---------          --------        --------       -------           ---------
(Loss) income before income taxes and
  minority interests............................      (130,564)          (33,442)          8,674         2,090            (107,886)
(Benefit) provision for income taxes............        (6,216)             (553)          2,637        (8,300)(d)               0
                                                     ---------          --------        --------       -------           ---------
(Loss) income before minority interests.........      (124,348)          (32,889)          6,037        10,390           $(107,886)
                                                                                                                         ----------
Income attributable to minority interests.......         1,710                 0           1,710             0                   0
                                                     ---------          --------        --------       -------           ---------
Net (loss) income...............................     $(126,058)         $(32,889)       $  4,327       $10,390           $(107,886)
                                                     ==========         ========        ========       =======           =========
Net (loss) per share............................     $  (10.04)                                                          $   (8.60)
                                                     =========                                                           =========
Weighted average number of common shares
 outstanding....................................        12,550                                                              12,550
                                                     =========                                                           =========



See accompanying notes.

                               CYGNE DESIGNS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   SIX MONTHS ENDED AUGUST 3, 1996 (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                       AnnTaylor       Pro Forma
                                                                      As Reported      Operations     Adjustments     Pro Forma
                                                                      -----------      ----------     -----------     ---------
Net Sales .......................................................      $ 159,642       $ 117,097       $       0       $  42,545
Cost of goods sold ..............................................        139,256        (101,441)              0          37,815
                                                                       ---------       ---------       ---------       ---------
Gross profit ....................................................         20,386          15,656               0           4,730
Selling, general and administrative expenses ....................         17,337           9,037             133(a)        8,433
Amortization of intangibles .....................................            182               0               0             182
                                                                       ---------       ---------       ---------       ---------
Income (loss) from operations ...................................          2,867           6,619            (133)         (3,885)
Other income ....................................................            554               0               0             554
Interest expense ................................................          1,930             390          (1,207)(c)         333
                                                                       ---------       ---------       ---------       ---------
Income (loss) before income taxes and minority interests ........          1,491           6,229           1,074          (3,664)
Provision for income taxes ......................................            817           2,293           1,476               0
                                                                       ---------       ---------       ---------       ---------
Income (loss) before minority interests .........................            674           3,936            (402)         (3,664)
Income attributable to minority interests .......................            731             731               0               0
                                                                       ---------       ---------       ---------       ---------

Net (loss) income ...............................................      $     (57)      $   3,205       $    (402)      $  (3,664)
                                                                       =========       =========       =========       =========

Net income (loss) per share .....................................      $    0.00                                       $   (0.29)
                                                                       =========                                       =========

Weighted average number of common shares outstanding ............         12,438                                          12,438
                                                                       =========                                       =========



See accompanying notes.

                  NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED
          FINANCIAL STATEMENTS AT AUGUST 3, 1996 AND FOR THE YEAR ENDED
      FEBRUARY 3, 1996 AND THE SIX MONTHS ENDED AUGUST 3, 1996 (UNAUDITED)

NOTE 1. BALANCE SHEET FOOTNOTES

(a) Market value of AnnTaylor Stores Corporation Common Stock (2,348,145 shares) on the closing date of the AnnTaylor Disposition.

(b) Elimination of deferred taxes realized upon consummation of the AnnTaylor Disposition.

(c) Cash proceeds from sale of the Division's assets, less liabilities assumed, and payment of trade accounts receivable used to pay a portion of amounts outstanding under the Company's bank facility.

NOTE 2. INCOME STATEMENT FOOTNOTES

(a) Excess of allocated overhead to be borne by the Company after the AnnTaylor Disposition, less excess of expenses assumed by AnnTaylor over the Company's allocations to the operations of both CAT and the Division.


                                                                                Year Ended               Six Months
                                                                            February 3, 1996           August 3, 1996
                                                                            ----------------           --------------
Allocated overhead amounts to be borne by the Company................            $938,000                 $466,000
Excess of expense to be assumed by AnnTaylor (rent,
 utilities, depreciation and amortization, and real estate
 taxes) over the Company's allocations to the operations of
 both CAT and the Division ..........................................            (214,000)                (108,000)
Consulting fees to be paid by AnnTaylor for services of
 Company management..................................................            (450,000)                (225,000)
                                                                                 --------                 --------
Net adjustment.......................................................            $274,000                 $133,000
                                                                                 ========                 ========


(b)  Elimination of gain on sale of subsidiary.

(c) Interest reduction upon paydown of outstanding balances under credit facilities as of the beginning of the respective periods using net proceeds from the sale of the Division's assets, less liabilities assumed, and payment of trade accounts receivable.

(d) Elimination of deferred taxes realized upon consummation of the AnnTaylor Disposition as of the beginning of the respective periods.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CYGNE DESIGNS, INC.

Date: October 4, 1996            By  /s/ ROY E. GREEN
                                         --------------------------------------
                                         Roy E. Green
                                         Senior Vice President, Chief Financial
                                            Officer and Treasurer